As filed with the Securities and Exchange Commission on October 23, 2001
Registration No. 333-15683

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________

CALIFORNIA FIRST NATIONAL BANCORP
(Exact Name of Registrant as Specified in Its Charter)
___________________

California	33-0964185
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5 Hutton Centre Drive, Suite 250, Santa Ana, California 92707
(Address, Including Zip Code, of Principal Executive Offices)

___________________

The 1995 Equity Participation Plan of California First National Bancorp
(formerly The 1995 Equity Participation Plan of Amplicon, Inc.)
(Full Title of the Plan)
___________________

Glen T. Tsuma
California First National Bancorp
5 Hutton Centre Drive, Suite 250, Santa Ana, California 92707
(714) 436-6540
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

COPY TO:

Joseph J. Herron, Esq.
O'Melveny & Myers LLP
114 Pacifica, Suite 100, Irvine, California 92618
(949) 737-2900
___________________

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $0.01 per share	500,000 shares(1)	$21.00	$10,500,000	$3,182(2)

(1)	This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in The 1995 Equity Participation Plan of California First National Bancorp (formerly The 1995 Equity Participation Plan of Amplicon, Inc.) may become subject to the Plan.
(2)	The total registration fee of $3,182 was previously paid upon the initial filing of this Registration Statement on November 6, 1996.
This Registration Statement (Registration No. 333-15683) was initially filed with the Securities and Exchange Commission (the "Commission") on May 30, 1991. Also see the "Explanatory Note" herein.
The Exhibit Index for this Registration Statement is at page 8.

EXPLANATORY NOTE

          Effective on May 22, 2001, Amplicon, Inc., a California corporation ("Amplicon"), reorganized into a holding company form of organizational structure, whereby California First National Bancorp, a California corporation (the "Company"), became the holding company, with Amplicon becoming a wholly-owned subsidiary of the Company.

          The holding company organizational structure was effected by a merger conducted pursuant to Section 1201 of the California General Corporation Law (the "Merger"). Pursuant to the Merger each outstanding share of common stock, $0.01 par value per share, of Amplicon was converted into one share of common stock, $0.01 par value per share, of the Company (the "Common Stock").

          Before the Merger, 500,000 shares of common stock of Amplicon had been authorized for issuance or delivery in respect of awards granted under the Plan. The Plan and outstanding awards were converted and assumed by the Company in connection with the Merger, with each share of Amplicon common stock underlying a Plan award and each share remaining available for award purposes with respect to the Plan being converted into one share of Common Stock.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

          The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.      Incorporation of Certain Documents by Reference

          The following documents filed by either Amplicon (as predecessor to the Company) or the Company with the Commission are incorporated herein by reference:

    Amplicon's Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 2000, filed with the Commission on November 14, 2000;

    Amplicon's Quarterly Report on Form 10-Q for its fiscal quarter ended December 31, 2000, filed with the Commission on February 12, 2001;

    Amplicon's Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2001, filed with the Commission on May 11, 2001;

    Amplicon's Current Report on Form 8-K filed with the Commission on May 25, 2001; and

    The Company's Current Reports on Forms 8-K filed with the Commission on June 8, 2001 and July 20, 2001 (the Form 8-K filed with the Commission on July 20, 2001 contains a description of the Company's Common Stock).

    The Company's Annual Report on Form 10-K for its fiscal year ended June 30, 2001, filed with the Commission on September 28, 2001; electronically accepted on October 1, 2001;

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.      Description of Securities

          The Common Stock is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

Item 5.      Interests of Named Experts and Counsel

          Certain legal matters in connection with the Common Stock offered hereby have been passed upon by Neil G. Kenduck. Mr. Kenduck is the General Counsel of the Company. Mr. Kenduck is compensated as an employee of the Company, is eligible to participate in the Plan, and is also a shareholder of the Company and the holder of options to acquire additional shares of Common Stock.

Item 6.      Indemnification of Directors and Officers

          The Company's Articles of Incorporation contain a provision which eliminates the liability of directors for monetary damages to the fullest extent permissible under California law. The General Corporation Law of California (the "Law") (i) eliminates the liability of directors for monetary damages in an action brought by the Company or by a shareholder in the right of the Company for breach of a director's duties to the Company and its shareholders and (ii) authorizes the Company to indemnify directors and officers for monetary damages for all acts or omissions committed by them in their respective capacities; provided, however, that liability is not limited nor may indemnification be provided for (a) acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (b) acts or omissions that a director or officer believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director or officer seeking indemnification, (c) any transaction from which a director or officer derives an improper personal benefit, (d) acts or omissions that show a reckless disregard for the director's or officer's duty to the Company or its shareholders in circumstances in which such person was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the Company or its shareholders, (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's or officer's duty to the Company or its shareholders, and (f) liabilities arising under Section 310 (contracts in which a director has material financial interest) and 316 (certain unlawful dividends, distributions, loans and guarantees) of the Law. In addition, the Company may not indemnify directors or officers in circumstances in which indemnification is expressly prohibited by Section 317 of the Law.

          The Bylaws of the Company provide that protection for directors and officers must be provided to the fullest extent permitted by the Law. The Company has entered into indemnification agreements with its directors and officers which require that the Company indemnify such directors and officers in all cases to the fullest extent permitted by applicable provisions of the Law.

          The Company has purchased insurance policies which pay, on behalf of any of its directors or officers, any loss arising out of any claim or claims made against him or her by reason of any wrongful act taken, omitted or attempted by him or her, in his or her capacity as such, including, among other things, any misleading statement or omission or any other matter claimed against him or her solely by reason of being a director or officer.

Item 7.      Exemption from Registration Claimed

          Not applicable.

Item 8.      Exhibits

          See the attached Exhibit Index at page 8.

Item 9.      Undertakings

          (a)      The undersigned registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on the 5th day of October, 2001.

By: Glen T. Tsuma /s/

Glen T. Tsuma
Chief Operating Officer, Secretary, Director

POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick E. Paddon and Glen T. Tsuma, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Patrick E. Paddon /s/ Patrick E. Paddon	Chief Executive Officer, President, Director (Principal Executive Officer)	October 5, 2001
Glen T. Tsuma /s/ Glen T. Tsuma	Chief Operating Officer, Secretary, Director	October 5, 2001
S. Leslie Jewett /s/ S. Leslie Jewett	Chief Financial Officer (Principal Financial and Accounting Officer)	October 5, 2001
Michael H. Lowry /s/ Michael H. Lowry	Director	October 10, 2001
Harris Ravine /s/ Harris Ravine	Director	October 10, 2001
Danilo Cacciamatta /s/ Danilo Cacciamatta	Director	October 5, 2001

EXHIBIT INDEX
Exhibit Number	Description of Exhibit
4.	The 1995 Equity Participation Plan of California First National Bancorp (formerly The 1995 Equity Participation Plan of Amplicon, Inc.).
5.	Opinion of Company Counsel (opinion re legality).
23.1	Consent of PricewaterhouseCoopers, LLP (consent of independent accountants).
23.2	Consent of Company Counsel (included in Exhibit 5).
24.	Power of Attorney (included in this Registration Statement under "Signatures").